Exhibit 99.1

FOR IMMEDIATE RELEASE

Aircastle to Present at the Wells Fargo 2017 Industrials Conference

Stamford, CT.        May 4, 2017 — Aircastle Limited (NYSE: AYR) (“Aircastle”) announced today that Michael Inglese, Chief Financial Officer and Acting Chief Executive Officer will be presenting at the Wells Fargo Securities 2017 Industrials Conference at The Lotte New York Palace in New York City on Tuesday, May 9, 2017 at 8:35 a.m. Eastern Time.

A live webcast of the presentation will be available to the public on the Investor Relations section of Aircastle’s website at http://www.aircastle.com/. Please allow extra time prior to the presentation to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the presentation will also be available on the company’s website.

About Aircastle Limited

Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of March 31, 2017, Aircastle owned and managed on behalf of its joint ventures 213 aircraft leased to 72 customers located in 37 countries.

Contacts:

Aircastle Advisor LLC Frank Constantinople, SVP Investor Relations Tel: +1-203-504-1063 fconstantinople@aircastle.com	The IGB Group Leon Berman Tel: +1-212-477-8438 lberman@igbir.com

For more information on Aircastle, please visit www.aircastle.com.

SOURCE: Aircastle Limited